UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
_____________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 31, 2018
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SERITAGE GROWTH PROPERTIES
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-37420	38-3976287
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Fifth Avenue, Suite 1530
New York, NY 10110
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (212) 355-7800

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement

On July 31, 2018, Seritage Growth Properties, L.P., a Delaware limited partnership (the “Borrower”), as borrower, and Seritage Growth Properties, a Maryland real estate investment trust (the “Company”), as guarantor, entered into a Senior Secured Term Loan Agreement (the “Loan Agreement”) providing for a $2.0 billion term loan facility (the “Term Loan Facility”) with Berkshire Hathaway Life Insurance Company of Nebraska (“Berkshire Hathaway”) as lender and Berkshire Hathaway as administrative agent.  The Term Loan Facility provides for an initial funding of $1.6 billion at closing (the “Initial Funding”) and includes a committed $400 million incremental funding facility (the “Incremental Funding Facility”).

The Company used a portion of the proceeds from the Initial Funding to (i) repay the term loans and future funding facility under the Company’s existing mortgage loan agreement and mezzanine loan agreement (collectively, the “Existing Loan Agreements”), having an aggregate outstanding principal balance of $1,079 million as of June 30, 2018 (collectively, the “Mortgage Loans”); (ii) repay the Company’s existing unsecured term loan facility having an outstanding principal balance of $145 million as of June 30, 2018 (the “Existing Unsecured Term Loan”); and (iii) pay transaction and related costs.  The remaining proceeds from the Initial Funding, as well as borrowings under the Incremental Funding Facility, will be used to fund the Company’s redevelopment pipeline and to pay operating expenses of the Company and its subsidiaries.

Funded amounts under the Term Loan Facility bear interest at an annual rate of 7.0% and unfunded amounts under the Incremental Funding Facility are subject to an annual fee of 1.0% until drawn.  The Term Loan Facility matures on July 31, 2023.

The Term Loan Facility is guaranteed by the Company and, subject to certain exceptions, will be required to be guaranteed by all existing and future subsidiaries of the Borrower. The Term Loan Facility is secured on a first lien basis by a pledge of the capital stock of the direct subsidiaries of the Borrower and the guarantors, including its joint venture interests, except as prohibited by the organizational documents of such entities or any joint venture agreement applicable to such entities, and contains a springing requirement to provide mortgages and other customary collateral upon the breach of certain financial metrics described below, the occurrence and continuation of an event of default and certain other conditions set forth in the Loan Agreement.

The Term Loan Facility includes certain financial metrics to govern springing collateral and certain covenant exceptions set forth in the Loan Agreement, including: (i) a total fixed charge coverage ratio of not less than 1.00 to 1.00 for each fiscal quarter beginning with the fiscal quarter ending September 30, 2018 through the fiscal quarter ending June 30, 2021, and not less than 1.20 to 1.00 for each fiscal quarter thereafter; (ii) an unencumbered fixed charge coverage ratio of not less than 1.05 to 1.00 for each fiscal quarter beginning with the fiscal quarter ending September 30, 2018 through the fiscal quarter ending June 30, 2021, and not less than 1.30 to 1.00 for each fiscal quarter thereafter; (iii) a total leverage ratio of not more than 65%; (iv) an unencumbered ratio of not more than 60%; and (v) a minimum net worth of at least $1.2 billion.  Any failure to satisfy any of these financial metrics will limit the Company’s ability to dispose of assets via sale or joint venture and will trigger the springing mortgage and collateral requirement, but will not result in an event of default.  The Term Loan Facility also includes certain limitations relating to, among other activities, the Company’s ability to: sell assets or merge, consolidate or transfer all or substantially all of its assets; incur additional debt; incur certain liens; enter into, terminate or modify certain material leases and/or the material agreements for the Company’s properties; make certain investments (including limitations on joint ventures) and other restricted payments; pay distributions on or repurchase the Company’s capital stock; and enter into certain transactions with affiliates.

The Term Loan Facility contains customary events of default, including (subject to certain materiality thresholds and grace periods) payment default, material inaccuracy of representations or warranties, and bankruptcy or insolvency proceedings.  If there is an event of default, the lenders may declare all or any portion of the outstanding indebtedness to be immediately due and payable, exercise any rights they might have under any of the Term Loan Facility documents, and require the Company to pay a default interest rate on overdue amounts equal to 2.0% in excess of the then applicable interest rate.

The foregoing descriptions of the Term Loan Facility do not purport to be complete and are qualified in their entirety by reference to the full text of the Loan Agreement for the Term Loan Facility, a copy of which is being filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 1.02    Termination of a Material Definitive Agreement

On July 31, 2018 (the “Termination Date”), the Company repaid the Mortgage Loans and terminated the Existing Loan Agreements. The aggregate principal amount outstanding at termination was approximately $1,077 million. No prepayment penalties were triggered and the Existing Loan Agreements terminated in accordance with their terms.

The mortgage loan agreement was entered into by Seritage SRC Finance LLC and Seritage KMT Finance LLC, two wholly-owned subsidiaries of the Borrower, as borrowers, certain subsidiaries of the Company party thereto as pledgors and JPMorgan Chase Bank, National Association and H/2 SO III Funding LLC, as lenders.  The mezzanine loan agreement was entered into by Seritage SRC Mezzanine Finance LLC and Seritage KMT Mezzanine Finance LLC, as borrowers, and JPMorgan Chase Bank, National Association and H/2 Special Opportunities III Corp., as lenders.

Borrowings under the Mortgage Loans bore interest at the London Interbank Offered Rates (“LIBOR”) plus, as of June 30, 2018, a weighted-average spread of 485 basis points. The Mortgage Loans were scheduled to mature in July 2019, with options to extend.

Also on the Termination Date, the Borrower, as borrower, and the Company, as guarantor, repaid and terminated the Existing Unsecured Term Loan, which was a $200 million senior unsecured term loan facility entered into with JPP, LLC, JPP II, LLC and an affiliate of Empyrean Capital Partners, L.P. as lenders, and JPP, LLC as administrative agent.  Mr. Edward S. Lampert, the Company’s Chairman is the sole stockholder, chief executive officer and director of ESL Investments, Inc., which controls JPP, LLC and JPP II, LLC.  The principal amount outstanding at termination was $145 million. No prepayment penalties were triggered and the Existing Unsecured Term Loan terminated in accordance with its terms.

The Existing Unsecured Term Loan had a base annual rate of 6.75%. The Existing Unsecured Term Loan was scheduled to mature on December 31, 2018.

Item 2.03.      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated herein by reference.

Item 8.01.  Other Events.

On July 31, 2018, the Company issued a press release announcing the Term Loan Facility, a copy of which is filed herewith as Exhibit 99.1 and is incorporated in this Item 8.01 by reference.

Item 9.01.      Financial Statements and Exhibits

(d) Exhibits

Exhibit
10.1	Senior Secured Term Loan Agreement, dated July 31, 2018, among Seritage Growth Properties, Seritage Growth Properties, L.P. and Berkshire Hathaway Life Insurance Company of Nebraska.
99.1	Press release of Seritage Growth Properties, dated July 31, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERITAGE GROWTH PROPERTIES

By:	/s/ Matthew Fernand
	Name:	Matthew Fernand
	Title:	Executive Vice President, General Counsel & Secretary

Date: July 31, 2018